UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2021

KRAIG BIOCRAFT LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Wyoming	000-56232	83-0458707
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2723 South State St. Suite 150

Ann Arbor, Michigan 48104
(Address of principal executive offices, including Zip Code)

(734) 619-8066

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	-	-

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (?230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On November 23, 2020, Kraig Biocraft Laboratories, Inc. (the “Company”) entered into a Strategic Partnership Agreement (the “SPA”) with Mthemovement Kings Pte Ltd (“Kings”). Kings is an eco-friendly luxury streetwear apparel line, part of the Kings Group of Companies and its affiliated companies. On January 25, 2021, the parties exchanged signatures for an amendment to the Agreement, which amended the procedures for termination of the SPA to only allow for the termination of the SPA by mutual agreement of the Company and Kings following a consultation period of 120 (one hundred and twenty) calendar days or such period as agreed otherwise between the parties (the “Amendment,” together with the SPA, the “Agreement”).

Pursuant to the Agreement, the parties will form a joint venture to develop and sell the Company’s spider silk fibers under the new innovative apparel and fashion brand, trade named SpydaSilk™ and potential other trademarks to be announced. All intellectual property related to SpydaSilk™ will be jointly owned by the Company and Kings.

Under the terms of the Agreement, the Company granted the joint venture and the SpydaSilk brand an exclusive geographic license to all the Company’s technologies for the Association of Southeast Asian Nations, in exchange for a 4-year firm commitment to purchase up to $32 million of the Company’s raw recombinant spider silk over the 4-year period, with an initial payment of $250,000 to the Company. Kings is projected to purchase an additional $8 million of material in the fourth year, but there is no guarantee that such additional purchase will be made.

Upon commencement, in consideration for its ownership position in the joint venture, the Company shall issue 1,000,000 shares of its common stock to Kings.

The Agreement has a 60-month term, which can be terminated at any time by mutual agreement following a consultation period of 120 days, or such other period as agreed by the parties. If applicable, the parties will honor their share of committed expenditures of the joint venture and King will repay the Company any unused brand funds.

The foregoing description of the SPA and Amendment is qualified by reference to the full text of the SPA and Amendment, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively hereto and incorporated herein by reference. Certain identified information has been excluded from the exhibit because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed; such information is noted with brackets in the exhibit.

Item 3.02.	Unregistered Sales of Equity Securities

The disclosures set forth in Item 1.01 of this Current Report are incorporated by reference herein.

Item 8.01	Other Events.

The Company issued a press release on January 26, 2021 announcing the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Strategic Partnership Agreement (portions of the exhibit have been omitted because they (i) are not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed)
10.2	Amendment (portions of the exhibit have been omitted because they (i) are not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed)
99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2021

KRAIG BIOCRAFT LABORATORIES, INC.

By:	/s/ Kim Thompson
Kim Thompson
Chief Executive Officer, Chief Financial Officer and Director